COMMON STOCK OFFERING
SUBSCRIPTION AGREEMENT

THE COMMON STOCK SHARES OF DYNAMIC ENVIRO, INC., A FLORIDA CORPORATION, ARE BEING OFFERED HEREBY.

THE SECURITIES BEING OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMON STOCK BEING OFFERED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. IN PARTICULAR, THIS OFFERING IS BEING MADE IN RELIANCE UPON REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND RULE 506 OF REGULATION D OF THE SECURITIES ACT. SUBSCRIBERS SHOULD BE AWARE THAT THEY MIGHT BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THIS SUBSCRIPTION AGREEMENT PERTAINS TO DYNANIC ENVIRO, INC., A FLORIDA CORPORATION.

LEGENDS

SECURITIES AND EXCHANGE COMMISSION NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SUBSCRIPTION AGREEMENT OR THE INFORMATION CONTAINED

HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NASAA LEGEND

IN MAKING AN INVESTMENT DECISION, SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THE OFFERING MEETS YOUR RISK TOLERANCE LEVEL. NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THE DISCLOSURE CONTAINED HEREIN, NOR WHETHER IT IS COMPLETE. THE PREFERRED SHARES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO RESIDENTS OF ALL STATES

THE COMMON STOCK OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE COMMON STOCK SHARES ARE SUBJECT IN VARIOUS STATES TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

BLUE SKY LEGENDS

NOTICE TO FLORIDA RESIDENTS

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE

PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

THIS SUBSCRIPTION AGREEMENT (this "Subscription Agreement") is made as of the _____ day of ______, 2015, between Dynamic Enviro, Inc. (hereafter referred to as the "Company"), a company organized under the laws of the State of Florida (hereafter referred to as "us", "we" or "our" or "the" Company") and ____________, the Subscriber, hereafter referred to as the "Subscriber". Subscriber and the Company are collectively referred to herein as "the Parties".

RECITALS

We are conducting an offering of our common stock shares (the "Common Shares" or the "Securities").

Subscriber has made us an offer to purchase shares of our common stock upon the terms and conditions stated in this Subscription Agreement.

We have agreed to accept the Subscriber's offer to purchase the Common Shares based solely upon the representations made by the Subscriber set forth herein. We are executing and delivering this Subscription Agreement in reliance upon the exemptions from securities registration under the Securities Act of 1933, as amended (the "Securities Act") including Regulation S. The Subscriber understands and acknowledges that we are relying, without limitation, upon the representations and warranties of the Subscriber set forth in this Subscription Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Recitals.
The above recitals are true and correct and also constitute the terms of this Subscription Agreement where applicable.

2. Subscription.

The minimum investment is $500.

Subject to the terms and conditions of this Subscription Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase _________ Common Shares (the "Shares") at $0.05 (five cents) per share and, as full payment therefore, agrees to pay us, concurrently with the Subscriber's execution and delivery of this Subscription Agreement, an aggregate purchase price of $______ for the Shares (the "Purchase Price").

3. Modification.
We may at our discretion modify the Offering without approval from or notice to the Subscriber, including but not limited to, increases or reductions or as to the terms of the Securities to be exchanged with the Subscriber's interests. We may raise the price of the Common Shares in this Offering at anytime in the future. We may also offer the Common Shares at different prices to different Subscribers at the same or similar times at our discretion. At the sole discretion of our management, but in conformity with applicable state and federal laws, we may conduct other Offerings while we are conducting this Offering with terms that may not be similar or comparable to the terms of this Offering.

4. Subscriber's Representations and Warranties.
As a material inducement for us to enter into this Subscription Agreement, we have relied upon the following representations and warranties of the Subscriber:

4.1 Purchase for Subscriber's Own Account.
The Subscriber is purchasing the Securities for the Subscriber's own account and for Subscriber's investment purposes and not with a view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Subscriber understands that he or she or it must bear the economic risk of this investment indefinitely, unless the Securities or are registered pursuant to the Securities Act and any applicable state securities or Blue Sky Laws or an exemption from such registration is available.

4.2 Investment Intention of Subscriber.

The Subscriber understands that the Securities have not been registered under the Securities Act and we are relying upon an exemption from registration under the provisions of the Securities Act that depends, in part, upon the Subscriber's investment intention. In connection with this, the Subscriber understands that it is the position of the Securities and Exchange Commission ("SEC") that the statutory basis for such exemption would not be present if the Subscriber's representation merely meant that its present intention was to hold the Securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, an investor who purchases the Securities with a present intent to resell the interest would not be purchasing for investment as required by SEC rules.

4.3 Reliance on Exemptions from Registration.

The Subscriber understands that the Securities are being offered and sold in reliance upon specific exemptions from the registration requirements of the United States securities laws, including Regulation S, and that we are relying upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein without

limitation in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Securities.

4.4 Accredited Investor Status, and Suitability.

The Subscriber has read and understands Rule 501(a) of Regulation D (attached hereto as Exhibit A) of the Securities Act and represents that the Subscriber is an "Accredited Investor" as that term is defined by Rule 501(a). Subscriber further represents that the Subscriber is knowledgeable, sophisticated and experienced in making and is qualified to make decisions with respect to a variety of sophisticated and complex investments that present investment decisions like those involved in the purchase of the Securities. The Subscriber, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that the Subscriber is capable of reading, interpreting and understanding financial statements and evaluating the merits and risks of an investment in the Securities and has the net worth to undertake such risks. Subscriber has invested in the common stock or other securities of companies comparable to ours that involve non-trading, and/or thinly traded securities and penny stocks, unregistered securities, restricted securities and high-risk investments. The Subscriber represents that in addition to Subscriber's own ability to evaluate an investment in the Securities, the Subscriber has consulted with or had an opportunity to seek advise from an investment advisor, attorney, accountant, financial advisor or other advisor to read all of the documents furnished or made available by us to the Subscriber, to evaluate the merits and risks of such an investment on its behalf, and that the Subscriber recognizes the highly speculative nature of an investment in the Securities, and the Subscriber represents that he or she or it is familiar with our business operations and financial affairs and has been provided with all information pertaining to us it has requested.

4.5 Financial Suitability.

The Subscriber understands that he or she or it may be unable to liquidate the Securities and that its ability to transfer the Common Shares is limited. The Subscriber's overall commitment to investments, which are not readily marketable, is not disproportionate to Subscriber's net worth, and the investment in the Securities will not cause the Subscriber's overall investment in illiquid high-risk investments to become excessive in proportion to Subscriber's assets, liabilities and living standards. The Subscriber can bear the economic risk of an investment in the Securities for an indefinite period of time and can bear a loss of the entire investment in the Securities without financial hardship or a change in its living conditions.

4.6 Representations of Income or Profit.

The Subscriber is not investing in the Securities based upon any representation, oral or written, by any person with respect to the future value of, if any, or the income from, if any, the Common Shares. Neither us nor any of our officers, directors, shareholders, partners, employees or agents, or any other persons have represented, guaranteed or warranted, whether expressly or by implication, that: (i) the Subscriber will realize any

given percentage of profits and/or amount or type of consideration, profit or loss as a result of our activities or the Subscriber's investment in the Securities; or (ii) our past performance or experience of our management, or of any other person, will in any way indicate predictable results regarding the ownership of our Securities, the future value of the Securities, or of our activities or financial condition or results of operations.

4.7 Use of Proceeds

We plan to use estimated proceeds of $175,000 from this offering for the following purposes and estimated amounts:

AMOUNT	PURPOSE
$12,500	Attorney fees in connection with S-1 Registration Statement
$25,000	Audit fees
$ 35,000	Purchase of Vacuum Truck
$ 18,000	Purchase of 2 pressure washers / 1 trailer
$ 12,000	Purchase of equipment / supplies
$ 34,000	Purchase of service truck
$ 9,000	Other / misc. items associated with the remediation business
$ 29,500	Working capital

There are no assurances that we will receive adequate proceeds to accomplish the above objectives or spend the amount of funds specified for the above purposes. Should we receive less than the full amount of proceeds, we reserve the right to adjust the proceeds accordingly. Although we plan on using the proceeds for these purposes, we have sole discretion over the use of the proceeds, whether related or not to the above described uses. The Subscriber acknowledges that our management has this sole discretion over the use of proceeds and there are no assurances that they will use the proceeds as they currently intend or that any one or a combination of the various uses of the proceeds will result in any aspect of our operations being successful. As a result, our management may spend the proceeds on a broad variety of items that are not associated with the above-described uses of proceeds. Subscriber acknowledges that it will have no control or ability to influence or participate in the determination of how the proceeds from this Offering will be utilized and the use of the proceeds by management cannot currently be predicted with any accuracy.

4.8 Market.

The Subscriber acknowledges that no market presently exists for the Securities and that the Subscriber may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

4.9 Transfer, Resale and/or Pledge.

The Subscriber understands that the offer and sale of the Securities has not been and is not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless: (a) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities or (b) the Subscriber shall have delivered to us at the Subscriber's expense an opinion of counsel (which opinion shall be in form, substance, scope and law firm acceptable to us) to the effect that Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) sold under and in compliance with Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); or (d) sold or transferred in accordance with applicable securities laws to an affiliate of the Subscriber who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section and who is an Accredited Investor; and us nor any other entity or person is under any obligation to register the Securities under the Securities Act or any state securities laws. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may not be pledged as collateral in connection with a bona fide margin account or other lending arrangement, unless such pledge is consistent with applicable laws, rules and regulations and at our option, the pledgor provides us with a legal opinion (which opinion shall be in form, substance, scope and law firm acceptable to us) that the pledge or other lending agreement is in compliance with applicable state and federal securities laws.

4.10 Rule 144 Re-sales.

The Subscriber has read Rule 144 promulgated under the Securities Act and understands that the Securities are subject to the applicable Rule 144 holding period for resale (in limited amounts) of securities that are acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands that we do not make any representation or warranty regarding our fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or our dissemination to the public of any current financial or other information concerning us, as is required by Rule 144 as one of the conditions of its availability. The Subscriber is aware that the safe harbor provided by Rule 144 of the Securities Act is not now available for Subscriber's resale of the Securities and Rule 144 may never become available for Subscriber's resale of the Securities or any portion thereof.

4.11 Certificate Legends.

The Subscriber understands that the certificate or other document representing the Common Shares shall bear a restrictive legend, until such time as the securities are subject to an effective registration statement or otherwise may be sold by the Subscriber under Rule 144(k), in substantially the following form:

> "The Common Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The Common Shares represented hereby may not be offered, sold or transferred in the absence of an effective registration statement or other applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws, specifically and including that the transfer of the Common Shares is prohibited, other than in compliance with Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to an available exemption from registration"

4.12 Authorization; Enforcement.

This Subscription Agreement has been duly and validly authorized, executed and delivered on behalf of the Subscriber and is a valid and binding agreement of such Subscriber enforceable against the Subscriber in accordance with its terms. If the Subscriber is a corporation, limited liability company or entity with some other corporate form, such entity is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite authority to purchase and hold the Securities. The decision to invest and the execution and delivery of this Subscription Agreement by a corporate Subscriber, the performance of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Subscriber. The individual signing this Subscription Agreement has all the rights and authority to execute and deliver this Subscription Agreement on behalf of a corporate Subscriber.

4.13 Inconsistent Information.

No oral or written representations have been made other than as stated in this Subscription Agreement, and no oral or written information furnished to the Subscriber or the Subscriber's advisor(s) in connection with the Offering is in any way inconsistent with the information stated in this Subscription Agreement.

4.14 Residency.

The Subscriber is a resident of the State of Illinois.

4.15 Affirmation.

The Subscriber affirms that all information that the Subscriber has provided to us, either directly or indirectly, concerning the Subscriber, the Subscriber's financial position and

the Subscriber's knowledge of financial and business matters is accurate and complete as of the date of this Subscription Agreement. The Subscriber understands that our determination that exemptions from the registration and qualification provisions of the Securities Act and applicable state securities laws exist for the offer and sale of the Securities is based, in part, upon the representations, warranties, agreements and statements made by the Subscriber herein.

4.16 Remuneration and Commissions.

The Subscriber is not aware of any remuneration or commission that is to be paid to any person, directly or indirectly, in connection with the offer, sale or purchase of the Securities.

4.17 Survival of Representations.

The Subscriber acknowledges that the representations, warranties and agreements made by the Subscriber herein shall survive the execution and delivery of this Subscription Agreement and purchase of the Securities.

4.18 Acceptance by Us.

The Subscriber understands that we reserve the unrestricted right to reject or limit any subscription at our sole discretion.

4.19 Address.

The Subscriber hereby represents that the address of Subscriber furnished by it at the end of this Subscription Agreement is the Subscriber's principal residence if it is an individual or its principal business address if it is a corporation or other entity and that we are relying upon this information to ensure compliance with applicable federal securities and state Blue Sky laws.

4.20 FINRA Subscribers.

The Subscriber acknowledges that if he or she is a Registered Representative of a FINRA member firm, he or she must give such firm the notice required by the FINRA''s Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

4.21 Applicability of State Securities Laws.

The Subscriber acknowledges that at such time, if ever, as the Securities or any portion thereof are registered, sales of such Securities will be subject to state securities laws, including those of states which may require any securities hares sold therein to be sold through a registered broker-dealer or in reliance upon an exemption from registration.

4.22 Foreign Subscribers.

If Subscriber is not a U.S. Person (as defined herein), such Subscriber hereby represents that such Subscriber is satisfied as to full observance of the laws of such Subscriber's jurisdiction in connection with any invitation to subscribe for the Common Shares or any use of this Subscription Agreement, including: (i) the legal requirements of such Subscriber's jurisdiction for the purchase of the Common Shares, (ii) any foreign exchange restrictions applicable to such purpose, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Common Shares. Such Subscriber's subscription and payment for, and such Subscriber's continued beneficial ownership of, the Common Shares will not violate any applicable securities or other laws of such Subscriber's jurisdiction. The term "U.S. Person" as used herein shall mean any person who is a citizen or resident of the United States or Canada, or any state, territory or possession thereof, including but not limited to any estate of any such person, or any corporation, partnership, trust or other entity created or existing under the laws thereof, or any entity controlled or owned by any of the foregoing.

4.23 No General Solicitation or Advertisement.

The Subscriber is not purchasing the Securities pursuant to the Exchange as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, posted on the Internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than one of our officers or directors with which the subscriber had a pre-existing relationship.

4.24 Non-Refundable.

Subscriber acknowledges that all subscriptions for the Securities are non-refundable except where prohibited by law.

4.25 Subscriber represents that it is not a nominee for any other person.

No one other than Subscriber has any interest in or any right to acquire the Securities subscribed for by Subscriber. Subscriber understands and acknowledges that we will have no obligation to recognize the ownership, beneficial or otherwise, of such Securities by anyone other than Subscriber. Subscriber is purchasing the Securities from funds legally obtained and belonging to Subscriber and has not borrowed or otherwise received the funds used to purchase the Securities, or any portion thereof from any third party.

4.26 Irrevocable Purchase.

Subscriber acknowledges that this Subscription Agreement is irrevocable and may not be withdrawn, except as required by applicable law, and upon the signing of this Subscription Agreement, the Subscriber is obligated to purchase the Securities for the

amount of consideration set forth above. The Subscriber understands it may not assign this Subscription Agreement or any of the Subscriber's rights or delegate any of the Subscriber's obligations under this Subscription Agreement without our prior written consent.

4.26 PERSONAL GUARANTY

The Corporation and its officers and directors, are Guarantors in this Agreement and make a personal Guaranty (the "Guaranty") to the Subscriber that:

a. The Corporation grants registration rights to the Subscriber whereby the Subscriber's Shares will be registered on a Form S-1 Registration Statement.
b. The Corporation will file Form S-1 Registration Statement registering the Subscriber's Shares by August 15, 2015 or at a later date upon mutual consent of the Subscriber. The Guaranty is made in conjunction with the Purchaser's purchase of the Shares.
c. Failure to comply with 4.26a and/or 4.26b immediately above, shall require the Guarantors to pay the Subscriber the total Purchase Price of $________ plus interest accrued at the highest rate permissible under state and federal law within 30 days of the Subscriber's Notice to the Guarantors that the Corporation has breached 4.26a and/or 4.26b. In conjunction therewith, the Guarantors will be jointly and severally liable to the Subscriber for the Purchase Price plus interest.
d. This Guaranty is an absolute, unconditional and continuing Guaranty of the full and punctual payment and performance by the Guarantors, according to the terms of 4.26a and/or 4.26(b), and shall remain in force until the full satisfaction of the Guaranty is made to the Subscriber.
e. The Guarantors agree to pay all costs, expenses and reasonable attorney fees paid or incurred to enforce the Guaranty.
f. The Guarantors agree to execute and deliver to the Subscriber all such other and further instruments and documents and take or cause to be taken all such other and further action as the Subscriber may require in order to enforce all rights in connection with the Guaranty.
g. The Guarantors waive personal service of process and agree that a summons and complaint commencing an action or proceeding in any court shall be properly served and confer personal jurisdiction if served by registered or certified mail to the Guarantor, or as otherwise provided by the laws of the State of Florida.

4.27 Risk Factors

Introduction/Business Plan

Dynamic Enviro, Inc. DEI , is an innovative, solutions oriented company providing a complete array of environmental remediation and emergency response services while maintaining the highest degree of safety and accountability.

Risks,

Our business plan as described above is subject to substantial risks, which are contained below. The Subscriber understands the risks of an investment in our Securities and is aware that any one or a combination of the following additional risks and others not presently contemplated may adversely affect the value of the Subscriber's investment or even cause the loss of the Subscriber's entire investment:

- We have ambitious expansion plans, including targeting the Houston, Texas to New Orleans, Louisiana industrial corridor, which is planning a multi- billion expansion in the oil and gas sectors; although we we intend to capture a portion of this market, if we fail to secure a material amount of business in such market and/or fail to efficiently manage the development of our plans, our operations and results of operations will be negatively affected;
- We anticipate that our operating expenses will increase in concert with our expansion plans.
- We will continue to encounter the risks and difficulties experienced by early stage companies at similar stages of development and growth, including our potential failure to: (a) successfully implement and/or adapt our business model and strategies; (b) establish, develop and increase our brand awareness, protect our reputation, and develop customer loyalty; and (c) anticipate and adapt to changing conditions in the competitive markets in which we operate; accordingly, before investing in our Securities, you should consider the challenges, expenses and difficulties that we will face; should we fail to successfully address these factors, you may lose part or all of your investment;
- If we fail to keep pace with rapidly evolving industry standards in the environmental cleanup industry, development of our operational and growth plans and our revenues will be negatively affected.
- Should environmental laws and regulations be more stringent, our operating costs may increase and our potential profitability may decrease;
- Economic downturns may negatively impact our revenues due to businesses decreasing the amount of funds devoted to environmental remediation;
- We have and will incur material costs of compliance with environmental, health and safety laws and regulations, which increases our costs and lowers our profit potential;
- We have liability insurance at a maximum of $1,000,000; should we subject to damages in excess of our liability coverage, our results of operation will be negatively affected;
- Should we fail to raise adequate capital from an offering of our securities or otherwise obtain adequate financing to meet our operational and expansion goals, development of our business plan may be delayed or otherwise be negatively impacted, which will negatively affecting our results of operations and revenues;
- We have limited brand name recognition; if we fail to develop a broad based brand name recognition through successful marketing strategies and expanding

our operational resources, our revenues will be materially and negatively impacted;

- We depend upon the services of our key executive, Brant Cochran, our Chief Executive Officer; if we are unable to replace the services of our key executive in the event that Brant Cochran is no longer our Chief Executive Officer, we may be unable to hire an equally competent and experienced person, in which case our business strategy, operations and financial results will be be adversely affected;
- The Subscriber's investment in the Securities is subject to substantial dilution as a result of future issuances of our securities to purchasers and our officers and directors and consultants of the Company;
- Because we will have substantial costs pertaining to our operations and expansion plans, we do not anticipate paying dividends to our common stockholders in the foreseeable future;
- There is no assurance that we will have sufficient funding or cash resources or operational capacity to accomplish our business plan and operational goals;
- We operate in a competitive industry, including competitors who have greater financial and technical resources and greater brand name recognition than we do; our failure to effectively compete, including our ability to develop new environmental cleanup modalities and processes that our competitive in our marketplace, could adversely affect our market share, revenues, and growth prospects;
- Our business plan incorporates estimates rather than actual figures as to the potential markets, opportunities and difficulties that we may encounter; accordingly, there can be no assurances that our underlying assumptions accurately reflect our opportunities and potential for success;
- In connection with our filing of an S-1 Registration Statement with the SEC, we will be considered an Emerging Growth Company under the JOBS Act, which entails reduced SEC disclosure requirements that may l make our common stock less attractive to investors;
- We will incur increased costs and demands of complying with the laws and regulations that affect public companies, which could adversely affect our results of operations, financial condition, business and prospects;
- Currently there is no established market for our Common Shares and there is no assurance that any established trading market will ever develop or that our common stock will ever be quoted for trading on the OTCMarkets' OTCQB; and
- We currently have limited sales and marketing resources, which duties are limited to our officers making contacts with prospective customers and venders or responding to same; should we fail to increase our sales and marketing resources and implement successful strategies related thereto, our potential growth, profit and revenues will be negatively impacted.

The Subscriber hereby understands and acknowledges that we may be subject to unforeseen and other material risks not set forth herein. As such, Subscriber must rely upon Subscriber's own independent due diligence investigation of us in considering an investment in the Common Shares. Each prospective subscriber is encouraged to carefully analyze the risks and merits of an investment in the Common Shares and should take into consideration when making such analysis, among others, the risk factors discussed above.

5. Indemnification.

The Subscriber shall indemnify and hold harmless us, directors, officers, shareholders, employees, legal counsel, agents, successors and assigns from and against all losses, damages, liabilities or expenses (including, without limitation, attorneys' fees), as and when incurred, due to or arising out of, in whole or in part, any breach of any representation or warranty made by the Subscriber set forth herein or in any other agreement or document furnished by the Subscriber to any of the foregoing in connection with this Subscription Agreement, arising out of the resale or distribution by the Subscriber of the Common Shares or any portion thereof in violation of the Securities Act or any applicable state securities laws. Promptly after receipt by us or other indemnified person of notice of the commencement of any action involving the subject matter of the indemnity provisions of this Subscription Agreement, we will notify the Subscriber of the commencement thereof; but the omission to so notify the Subscriber will not relieve the Subscriber from any liability that it may have to us otherwise than hereunder. In case such action is brought against us and we notify the Subscriber of the commencement thereof, the Subscriber shall retain counsel selected by us and pay all fees associated therewith including retainers securing the payment of future legal fees.

6. Miscellaneous.

6.1 Counterparts.

This Subscription Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Subscription Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Subscription Agreement bearing the signature of the party so delivering this Subscription Agreement. In the event any signature is delivered by facsimile transmission or via Email in PDF format, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Subscription Agreement.

6.2 Headings.

The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Subscription Agreement.

6.3 Severability.

If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement or the validity or enforceability of this Subscription Agreement in any other jurisdiction.

6.4 Entire Agreement; Amendments.

This Subscription Agreement and the instruments referenced herein contain the entire understanding of Subscriber and us and any affiliates and/or persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither we nor Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Subscription Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Subscription Agreement may be amended other than by an instrument in writing signed by us and Subscriber.

6.5 Notices.

Any notices required or permitted to be given under the terms of this Subscription Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to us:

Dynamic Enviro, Inc.
9100 Kiln Waveland Cutoff Road
Waveland, Mississippi 39520
(800) 793-0355
Attn: Brant Cochran

If to the Subscriber:

If to any Subscriber, to such address set forth under the Subscriber's name on the Execution Page hereto executed by the Subscriber.

6.6 Successors and Assigns.

This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein or therein, the Subscriber may not assign this Subscription Agreement or any rights or obligations hereunder.

6.7 Third Party Beneficiaries.

This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.8 Further Assurances.

The Subscriber shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other Subscription Agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

6.9 Additional Acknowledgement.

The Subscriber acknowledges that it has independently evaluated the merits of the transactions contemplated by this Subscription Agreement, reviewed and understood the terms of this Subscription Agreement. Subscriber represents that it has independently made a decision to enter into the transactions contemplated by the foregoing documents and agreements and it is not relying on any advice from or evaluation by any other person including other Subscribers, and is not acting in concert with any other person in making our purchase of the Common Shares hereunder.

6.10 Law and Arbitration.

This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflict of law principles. All controversies, claims and matters of difference arising between the parties under this Subscription Agreement shall be submitted to binding arbitration in Florida under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") from time to time in force (to the extent not in conflict with the provisions set forth herein). The agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other parties to this Subscription Agreement and with the AAA. Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution. In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations. The parties shall have

reasonable discovery rights as determined by the arbitration. The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof. The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne.

6.11 Variations in Pronouns.

Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

6.12 Presumption against Scrivener.

Each party waives the presumption that this Subscription Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

IN WITNESS WHEREOF, the Parties have caused this Subscription Agreement to be duly executed as of the date first above written.

IN WITNESS WHEREOF, the Parties have caused this Subscription Agreement to be duly executed as of the date first above written.

Dynamic Enviro, Inc., a Florida corporation

By: ______________________________ (signature)

Name: Brant Cochran

Title: Chief Executive Officer

SUBSCRIBER:

By: ______________________________ (signature)

Name: ______________________________ (print name)

Title: ______________________________

Address including zip code:

____

____

Phone number: __________________________________

Social Security Number: ___________________________

RESIDENCE: State of _________, United States

AGGREGATE SUBSCRIPTION AMOUNT

Total Number of common shares being purchased: _______

Total Purchase Price: $_______